Consent of Kessleman & Kesselman, Independent Auditors

We consent to the incorporation of our report (and all references to our firm) with respect to the consolidated financial statements of ICTS International
N.V. for each of the fiscal years ended December 31, 1998, 1997 and 1996, in its Annual Report (Form 20-F) for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission and with NASDAQ.

Kesselman & Kesselman
Certified Public Accountants
March 15, 1999
Ramat Gan, Israel